Exhibit 99.1

Trilogy Metals Provides Update on Project Activities

VANCOUVER, May 29, 2018 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals" or the "Company") is pleased to provide an update on its project activities.  Preparations are underway at the Bornite camp to accommodate the 2018 field programs on the Company's 100%-owned Upper Kobuk Mineral Projects located in Northwest Alaska.  All amounts are in US dollars.

Arctic Project

On February 20, 2018, the Company announced the results of the pre-feasibility study for the Arctic Project and on April 6, 2018 filed a National Instrument 43-101 technical report titled "Arctic Project, Northwest Alaska, USA, NI 43-101 Technical Report on Pre-Feasibility Study".  See the news release at https://Trilogy PR Feb 20 2018 and the technical report which is available on the Company's website at www.trilogymetals.com or on the Company's profiles at www.sedar.com and www.sec.gov.

The Board of Directors has recently approved a $6.7 million budget to advance the Arctic Project towards feasibility and permitting.  The focus of the Arctic work program for the remainder of the year, is to be on geotechnical and hydrological engineering studies at the Project's proposed waste and tailings sites with the objective to advance the engineering design for these facilities to a feasibility level of study.  A number of geotechnical and hydrological drill holes are to be completed to support this effort.  The Company also expects to gather extensive environmental data for a variety of studies to support the submission of a mine permit application in 2019.

Bornite Project

A $10 million budget for Bornite, funded under the Option Agreement with South32 Limited ("South32"), was approved earlier this year by the Company's Board of Directors and the Trilogy-South32 Technical Committee.  Early in December 2017, South32 committed to fund the $10 million towards the 2018 budget for the Bornite Project.  The funds, which represent the second $10 million payment under the Option Agreement and maintains the agreement in good standing, were fully received in January 2018.  For more information on the Option Agreement see the Company's press release on April 10, 2017 (https://Trilogy PR April 10 2017).

This year's program will include approximately 8,000 meters of drilling in a combination of in-fill and expansion drill holes in and around the known deposit.  The 2018 program will follow up drilling completed during the 2017 exploration program which was one of the larger programs in the history of drilling at the Bornite Project.  During 2017, the Company drilled nine diamond drill holes comprising 8,437 meters to test the extension of the of the currently defined resource†.  These holes represented 300 and 400 meter step outs and defined a minealized footprint measuring 1,500 meters by 2,500 meters defined by a 50 Meter % copper - that is 50 meters averaging at least 1% copper or better (see Figure 1 - Grade x Thickness Map).  The 2017 drill holes were too far apart for resource estimation purposes, although every hole did encounter significant mineralization.  The 2018 drill program will in-fill and expand on the 2017 drill program.  See 2017 drill results announced on September 18, 2017 and December 4, 2017 (https://Trilogy PR Sep 18 2017 and https://Trilogy PR Dec 4 2017).  The first two drill rigs for the 2018 program have already arrived at camp with drilling expected to begin in early June.  A third drill rig is expected to arrive during the second week of June and begin drilling shortly thereafter.  In addition, a 12-line kilometer 2D seismic survey commenced in early May.  This seismic survey is designed to track the massive sulfide zones as well as basement and other structures to assist with exploration targeting.  The seismic program is expected to be completed in mid-June with data processing and evaluation taking place in July and August.

On May 3, 2018, the Company announced that work had been initiated to estimate a cobalt resource for the Bornite Project.  Preliminary results from our on-going metallurgical studies on the cobalt mineralization so far have demonstrated consistent and well distributed cobalt mineralization.  Therefore, based on the results, the Company has already commenced work on a cobalt resource estimate, which, when completed, would be in addition to the copper resource for the Bornite deposit.  Work so far has been focused on examining metallurgical products from both the in-pit resource area and the higher-grade below-pit copper resource area at Bornite along with petrographic and microprobe work.  Results are expected to be released shortly.

Ambler Mining District Industrial Access Project (AMDIAP)

The Alaska Industrial Development and Export Authority ("AIDEA") submitted permit applications for the AMDIAP, a proposal for the construction and operation of a 211-mile (340 Km) long all-season controlled-access industrial road connecting the Ambler Mining District with the Dalton Highway.

On April 30, 2018, the Bureau of Land Management ("BLM") released the Ambler Road Environmental Impact Statement Scoping Summary Report (see BLM's website at https://BLM's AMDIAP Website).  Permitting of the AMDIAP under the National Environmental Policy Act ("NEPA") Environmental Impact Statement ("EIS") process has now concluded the "Scoping Phase" of permitting and has moved to the "Draft EIS Phase".  Per the BLM's website, the Draft EIS is scheduled for the end of March 2019.

Approximately 20 miles of the proposed AMDIAP road crosses lands managed by the National Park Service ("NPS").  The Alaska National Interest Lands Conservation Act ("ANILCA") requires that right-of-way access be permitted across NPS lands for this project.  In addition, ANILCA directs that an Environmental and Economic Analysis ("EEA") be prepared for the right-of-way across NPS lands in order to: 1) determine a preferred road alignment, and 2) develop appropriate terms and conditions for the right-of-way permit.  Two alternative routes are being considered: North Route and South Route.  The NPS has published the following Project Schedule indicating completion of the Final EEA by Winter 2018 on their website at https://www.nps.gov/gaar/learn/management/ambler-row.htm.

National Park Service – Project Schedule

Tentative Date	Planning Phase
Fall 2017 – Winter 2018	Public Input & Public Scoping Meetings
Winter 2018 – Summer 2018	Prepare Draft EEA
Summer 2018	Public Meetings and Public Review of Draft EEA
Fall – Winter 2018	Prepare Final EEA
Winter 2018	Release Final EEA

Rick Van Nieuwenhuyse, Trilogy Metals President and CEO said: "We are pleased with the progress being made by the Park Service and BLM towards advancing the AMDIAP through the Federal permitting (NEPA EIS) process.  We look forward to continuing to work with AIDEA and the Stakeholders in the region to ensure that this Private Industrial Road meets and exceeds everyone's expectations to minimize potential impacts, and bring long term jobs and other benefits to the region and to the State of Alaska.  AMDIAP will greatly facilitate further development in the Ambler Mining District."

Figure 1 – MAP SHOWING GRADE X THICKNESS OF MINERALIZED INTERSECTIONS USING A 0.3% Cu CUT-OFF GRADE

Qualified Person

Andrew W. West, a Certified Professional Geologist, and the Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101.  Mr. West has reviewed and verified the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company focused on exploring and developing the Ambler mining district located in northwestern Alaska.  It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world.  It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization.  Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit.  Both deposits are located within the Company's land package that spans approximately 143,000 hectares.  The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities.  Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the expected drilling and other work to be conducted at the Bornite Project and Arctic Project and the anticipated expenditures of approved budgets, drilling for the 2018 program at the Bornite Project, the expected announcement and timing of a cobalt resource at the Bornite Project, the focus and objective of the Arctic Project work program, gathering of extensive environmental data at the Arctic Project and the submission of a mine permit application in 2019, the AMDIAP EIS process and schedule, the AMDIAP road meeting and exceeding expectations to minimize potential impacts and bring long term jobs and other benefits to the region and the State of Alaska, the AMDIAP greatly facilitating further development in the Ambler Mining District and the development of the Ambler mining district into a premier North American copper producer, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving success of exploration, development and mining activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses; mineral reserve and resource estimates and the assumptions upon which they are based; assumptions and discount rates being appropriately applied to the PFS; our assumptions with respect to the likelihood and timing of the AMDIAP; capital estimates; prices for energy inputs, labour, materials, supplies and services the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2017 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended ("CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of "measured" or "indicated resources" will ever be converted into "reserves". Investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by Trilogy Metals in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Arctic does not have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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† See the latest resource statement in the report titled "Amended NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA" released on October 12, 2017 with an effective date of April 19, 2016 on the Company's website at www.trilogymetals.com and on the Company's profile at www.sedar.com and www.sec.gov.

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SOURCE Trilogy Metals Inc.

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For further information: Company Contacts: Rick Van Nieuwenhuyse; President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer; 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 29-MAY-18